================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 OMI CORPORATION
             (Exact name of registrant as specified in its charter)


THE REPUBLIC OF THE MARSHALL ISLANDS                          52-2098714
 (State or other jurisdiction of
   incorporation or organization)                (I.R.S. Employer Identification
                                                                No.)

                                One Station Place
                               Stamford, CT 06902



(Address of Principal Executive Offices)                             (Zip Code)
                                 OMI CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)
                                --------------

                             FREDRIC S. LONDON, ESQ.
                                 OMI CORPORATION
                                One Station Place
                               Stamford, CT 06902
                                 (203) 602-6700
            (Name, address and telephone number of agent for service)


                         Calculation of Registration Fee

----------------------------- ------------------ ------------------------ -------------------------- -----------------------
                                                    PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO BE       AGGREGATE OFFERING         PROPOSED MAXIMUM             AMOUNT OF
         REGISTERED              REGISTERED          PRICE PER SHARE      AGGREGATE OFFERING PRICE     REGISTRATION FEES
----------------------------- ------------------ ------------------------ -------------------------- -----------------------
Common Shares                 3,300,000 shares            $ N/A                     $ N/A                  $9,126 (1)
par value $0.50

============================= ================== ======================== ========================== =======================


(1) There is currently no market for the securities to be registered. The registration fee has therefore been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the book value of such securities. The book value of the securities to be registered is $30,933,897. The applicable filing fee has been calculated as follows: ($30,933,897 / $1,000,000) x $295 = $9,126.


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following information heretofore filed with the Securities Exchange Commission ("Commission") pursuant to the Securities Act of 1933 as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     (a) The audited financial statements of Universal Bulk Carriers, Inc. (the Registrant's predecessor) for fiscal year 1997 included on pages F1-F36 of the Registrant's Form S-1 filed on May 15, 1998, Registration Statement No. 333-52771 (the "Form S-1").

     (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

     (c) The information set forth under the caption "Description of New OMI Common Stock" in the Registrant's Registration Statement on Form 8-A, filed on May 15, 1998, Commission file number 001-14135, and the information set forth under the caption "New OMI - Capital Stock To Be Registered," "New OMI - Restrictions on Import and Export of Capital," "New OMI - Certain Change in Control Effects of Certain Provisions of the Certificate of Incorporation and By-Laws of New OMI" and "New OMI
          - Tax Consequences Under Marshall Islands Law" of the Form S-1.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          (1) The audited financial statements of the Registrant for the fiscal year ended December 31, 1997 appearing in the Form S-1, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon appearing therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Deloitte & Touche LLP, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

          (2) The financial statements of Amazon Transport Inc. as of December 31, 1997 incorporated by reference in this Registration Statement, have been audited by Arthur Andersen & Co., independent auditors, as stated in their report therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Anderson & Co., pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

          (3) The financial statements of Mosaic Alliance Corporation as of December 31, 1996, incorporated by reference in this Registration Statement, have been audited by Coopers & Lybrand, independent auditors, as stated in their report therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Coopers & Lybrand, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

          (4) The legality of the shares of Common Stock offered hereby has been passed upon for the Registrant by Fredric S. London, Esq., Senior Vice President, Secretary and General Counsel of the Company. Following the spin-off of the Registrant's Common Stock to the stockholders of the Registrant's parent, OMI Corp., anticipated to take place on June 17, 1998, Mr. London will beneficially own 74,871 shares of Common Stock of the Registrant and will, under stock option plans of the Registrant, hold options to purchase 102,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Marshall Islands law provides that with respect to legal actions against a person by reason of the fact that such person is or was a director or officer of a corporation, such corporation (i) must indemnify such person for expenses of litigation when such person is successful on the merits; (ii) may indemnify such person for expenses, judgments, fines and amounts paid in settlement of litigation (other than in an action by or in right of the corporation), even if such person is not successful on the merits, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, had no reason to believe that conduct was unlawful); and (iii) may indemnify such person for the expenses of a suit by or in the interest of the corporation, even if such person is not successful on the merits, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made if such person has been found to be liable of negligence or misconduct in the performance of his duties to the corporation unless the court in which such action was brought determines that, despite the finding of liability, such person is fairly and reasonably entitled to indemnity for such expenses. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. Articles of Incorporation and By-laws of the Registrant limit personal liability of directors and officers to the fullest extent permitted by Marshall Islands law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of new York, United States of America on this 17th day of June, 1998.



                                        OMI CORPORATION



                                        By: /s/ Craig H. Stevenson, Jr.
                                           --------------------------------
                                                 Craig H. Stevenson, Jr.
                                          Director and Chief Executive Officer



                                        By: /s/ Vincent J. de Sostoa
                                           --------------------------------
                                                  Vincent J. de Sostoa
                                           Director, Senior Vice President and
                                                 Chief Financial Officer



                                        By: /s/ Fredric S. London
                                           --------------------------------
                                                    Fredric S. London
                                             Director, Senior Vice President
                                                   and General Counsel



                                        By: /s/ Robert Bugbee
                                           --------------------------------
                                                      Robert Bugbee
                                                  Senior Vice President



                                        By: /s/ Kathleen C. Haines
                                           --------------------------------
                                                   Kathleen C. Haines
                                              Vice President and Controller

                                  EXHIBIT INDEX

4.1 Form of Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-1 filed by the Registrant on May 15, 1998, Registration Statement Number 333-52771).

4.2 Articles of Association of OMI Corporation (incorporated by reference to the Registration Statement on Form S-1 filed by the Registrant on May 15, 1998, Registration Statement Number 333-52771).

4.3       By-laws  of  OMI   Corporation   (incorporated  by  reference  to  the
          Registration Statement on Form S-1 filed by the Registrant on May 15, 1998, Registration Statement Number 333-52771).

4.4       OMI Corporation Stock Option Plan.

5.1       Opinion of Fredric S. London, Esq.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Coopers & Lybrand.

23.3      Consent of Arthur Andersen & Co.

23.4      Consent  of  Fredric  S.  London,   Esq.   (included  in  the  opinion
          constituting Exhibit 5.1).
                                 -------------